EXHIBIT 10.5

FIRST AMENDMENT

TO THE INSIGHT ENTERPRISES, INC.

EXECUTIVE MANAGEMENT SEPARATION PLAN

Effective January 1, 2008, Insight Enterprises, Inc. (the “Company”) adopted the Insight Enterprises, Inc. Executive Management Separation Plan (the “Plan”). The Plan was most recently amended and restated effective August 29, 2019.  By this instrument, the Company now desires to amend the Plan as set forth below.

1.Except as otherwise provided, this First Amendment shall be effective as of February 1, 2020.

2.Section 2.1(k) (Definitions – Employee) is hereby amended by the addition of the following new sentences to the end thereof to read as follows:

Effective on and after February 1, 2020, certain individuals who were employed by PCM, Inc. (“PCM”) and affiliates of PCM and who are participants in the PCM Inc. Separation Plan will become employees of the Company (each a “Former PCM Employee”).  Former PCM Employees shall not be treated as “Employees” for purposes of this Plan and shall be ineligible to participate in this Plan.

3.Section 3.2 (Certain Employees Ineligible for Benefits) is hereby amended by the addition of the following new subsection (i) to the end thereof to read as follows:

(i)Former PCM Employees.

4.This First Amendment amends only the provisions of the Plan as noted above, and those provisions not expressly amended shall be considered in full force and effect.  Notwithstanding the foregoing, this First Amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions and intent of this First Amendment.

IN WITNESS WHEREOF, the Company has caused this First Amendment to be executed as of this 31st day of January 2020.

INSIGHT ENTERPRISES, INC.

By: /s/ Lisanne Steinheiser

Its: Assistant Secretary